Liberty Silver Corp. Announces Proposed

Non-Brokered Private Placement

March 1, 2017 - Toronto, Ontario. Liberty Silver Corp. (“Liberty” or the “Company”) announces a proposed private placement consisting of up to 1,500,000 shares of common stock (each a “Share”) at a price of CAD$1.00 per Share for aggregate gross proceeds of up to CAD$1,500,000, subject to necessary board and regulatory approvals. Proceeds of the Proposed Private Placement will be used for general working capital purposes.

At the time of this press release, no securities of the Company are listed for trading on any stock exchange and there is currently no public market for the Company’s securities. There can be no assurance that an active market for securities of the Company can be developed or sustained. The stockholders of the Corporation are prohibited from transferring or selling their shares except in compliance with the applicable securities laws.

About Liberty Silver Corp.

Liberty has the right to earn a joint venture interest in the 10,020-acre Trinity Silver Project pursuant to the terms of an earn-in agreement with Renaissance Exploration Inc. The Trinity Silver Project, located in Pershing County, Nevada, is Liberty’s flagship project.

Information about Liberty is available on its website, www.libertysilvercorp.com, or in the SEDAR and EDGAR databases.

For additional information contact:

Howard M. Crosby, Chief Executive Officer

(509) 526-3491

info@libertysilvercorp.com

Cautionary Statements

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations. The forward looking statements made herein are based on information currently available to the Company and the Company provides no assurance that actual results will meet management’s expectations or assumptions with respect to, among other things, the ability of Liberty to preserve its interests in the Trinity Silver Project which is dependent on the completion of a feasibility study, the Company’s present and future financial condition, the Company’s ability to secure financing, the Company’s ability to secure a public market for its securities, and the state of financial markets. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, or “plan”, and may include statements regarding, among other things, the status of the Trinity Silver Project earn-in agreement and the ability to renegotiate the obligation to complete a feasibility study . Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results relating to, among other things, results of exploration, project development, and the Company’s financial condition and prospects, could differ materially from those currently anticipated in such statements for many reasons such as: the inability of Liberty to complete a feasibility study pursuant to the terms of the Trinity Silver Project earn-in agreement; the inability of the Company to budget and manage its liquidity in light of the failure to obtain additional financing; the inability of the Company to secure a public market for its securities and whether an active public market can be developed or sustained; development of changes in general economic conditions and conditions in the financial markets; changes in demand and prices for precious metals; litigation, legislative, environmental and other judicial, regulatory, political and competitive developments; operational difficulties encountered in connection with the activities of the Company; and other matters discussed in this news release. This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements. These and other factors made in public disclosures and filings by the Company should be considered carefully and readers should not place undue reliance on the Company’s forward-looking statements. The Company does not undertake to update any forward-looking statement that may be made from time to time by the Company or on its behalf, except in accordance with applicable securities laws.